Exhibit 99.1
PROXY
EYETECH PHARMACEUTICALS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON __________ ___, 2005, at _____, LOCAL TIME
By signing on the reverse side, the undersigned hereby appoints David R. Guyer, M.D., Glenn Sblendorio and Joseph T. Kennedy, and each of them acting individually, as proxies for the undersigned, with full power of substitution, to represent and vote as designated hereon all shares of common stock of Eyetech Pharmaceuticals, Inc. (the “Company” or “Eyetech”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, 31st Floor, New York, New York 10022, on                           , 2005, at                     , local time, and at any adjournment or postponement thereof, with respect to the matters set forth on the reverse side hereof.
You can revoke your proxy at any time before it is voted at the Special Meeting. You can do this in three ways. First, you can send a written, dated notice to the Secretary of the Company at 3 Times Square, 12th Floor, New York, New York 10036, stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card with a later date. Third, you can attend the Special Meeting and vote in person.
If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement/prospectus dated                           , 2005.

PLEASE ACT PROMPTLY
WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION IN THE ENVELOPE PROVIDED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

EYETECH PHARMACEUTICALS, INC.
3 Times Square, 12th Floor
New York, New York 10036
YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.
Please detach along perforated line and mail in the envelope provided.
Please mark votes as in this example.☑
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

		FOR	AGAINST	ABSTAIN

1.	To adopt the Agreement and Plan of Merger dated as of August 21, 2005, among OSI Pharmaceuticals, Inc., Merger EP Corporation, a wholly-owned subsidiary of OSI, and Eyetech (the “Merger Agreement”), a copy of which is attached as Annex A to the proxy statement/prospectus.	☐	☐	☐

2.	To adjourn the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger Agreement.	☐	☐	☐
WHEN PROPERLY EXECUTED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE, AND, IN THE DISCRETION OF ANY OF THE PERSONS APPOINTED AS PROXIES, AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Mark box at right if you plan to attend the Special Meeting.	☐

Mark box at right if an address change has been noted on the reverse side of this card.	☐
NOTE: Please sign this proxy exactly as name appears hereon. When shares are held as joint-tenants, both should sign. When signing as attorney, administrator, trustee, guardian, or other fiduciary, please give full title as such. When signing on behalf of a corporation, please sign in the full corporate name by an authorized officer. When signing on behalf of a partnership, please sign in the full partnership name by an authorized person.

Signature of Stockholder	Signature of Stockholder
Date:	Date:

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